UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

VENTAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

April     , 2007

Dear Stockholder:

I am pleased to invite you to attend our Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, May 16, 2007. The meeting will be held at 111 South Wacker Drive, 29th Floor, Chicago, Illinois 60606.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon at the meeting.

Your vote is very important. Whether or not you plan to attend the meeting, you can vote by signing, dating and mailing the enclosed proxy card in the envelope provided. Also, registered and most beneficial stockholders may vote by toll-free telephone in the United States or Canada or over the Internet. The enclosed proxy card contains instructions for using these convenient services. We urge you to vote your shares at your earliest convenience.

The Board of Directors appreciates your interest in Ventas, Inc.

Sincerely,

Debra A. Cafaro Chairman of the Board, Chief Executive Officer and President

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Ventas, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ventas, Inc. will be held at 9:00 a.m., local time, on Wednesday, May 16, 2007, at 111 South Wacker Drive, 29th Floor, Chicago, Illinois 60606, to consider and vote on:

1.	The election of directors for the ensuing year;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007;

3.	The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock;

4.	The approval of an amendment to our Certificate of Incorporation to include certain provisions limiting the constructive ownership of our capital stock in order to provide further assurances for our continued compliance as a qualified real estate investment trust under U.S. federal income tax law; and

5.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at our principal executive offices located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223. Your attention is directed to the Proxy Statement accompanying this notice.

You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend in person, you are requested to vote by telephone, over the Internet or by signing, dating and mailing the enclosed proxy card at your earliest convenience. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors,

T. Richard Riney Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Louisville, Kentucky April , 2007

VENTAS, INC.

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

(502) 357-9000

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

May 16, 2007

Page
General Information About the Annual Meeting and Voting	2
Proposal 1: Election of Directors	4
Corporate Governance	7
Board of Directors	7
Board Committees	8
Guidelines on Governance	12
Code of Ethics and Business Conduct	12
Non-Employee Director Compensation	13
Executive Officers	15
Security Ownership of Principal Stockholders, Directors and Executive Officers	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Transactions with Related Persons	18
Executive Compensation Matters	19
Compensation Discussion and Analysis
Compensation Committee Report
Compensation Committee Interlocks and Insider Participation
Executive Compensation and Other Information
Employment Agreements with Named Executive Officers
Potential Payments Upon Termination or Change of Control
Executive Officer 10b5-1 Plans
Equity Compensation Plan Information	19
Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2007	20
Audit Matters	20
Audit Committee Report	20
Policy on Pre-Approval of Audit and Permissible Non-Audit Services	21
Independent Registered Public Accounting Firm’s Fees	22
Proposal 3: Approval of an Amendment to Our Certificate to Incorporation to Increase Our Authorized Common Stock	22
Proposal 4: Approval of an Amendment to Our Certificate of Incorporation to Include Certain Provisions Limiting the Constructive Ownership of Our Capital Stock in Order to Provide Further Assurances for Our Continued Compliance as a Qualified Real Estate Investment Trust under U.S. Federal Income Tax Law	23
Stockholder Proposals for the 2008 Annual Meeting of Stockholders	24
Other Matters	24
Additional Information	25

Annex A—Text of Proposed Amendment to Certificate of Incorporation Under Proposal 3	A-1
Annex B—Text of Proposed Amendment to Certificate of Incorporation Under Proposal 4	B-1
Annex C—Proposed Amended and Restated Certificate of Incorporation	C-1

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Solicitation of Proxies and Mailing Date

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Ventas, Inc. (“Ventas,” “we” or “us”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., local time, on Wednesday, May 16, 2007, at 111 South Wacker Drive, 29th Floor, Chicago, Illinois 60606, and at any adjournments thereof. We are first distributing this Proxy Statement and the materials accompanying it to stockholders on or about April     , 2007.

Who Can Vote

Only stockholders of record at the close of business on March 19, 2007 are entitled to vote at the Annual Meeting or any adjournments thereof. On the record date, 106,310,070 shares of our common stock, par value $0.25 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the owner to one vote. However, certain shares designated as “Excess Shares” pursuant to our Certificate of Incorporation (which are generally any shares owned in excess of 9.0% of the outstanding Common Stock) may not be voted by the record owner thereof, but will instead be voted in accordance with Article XII of our Certificate of Incorporation.

How to Vote

Stockholders of record may vote in one of the following ways:

•

By telephone—If you are located in the United States or Canada, you may vote your shares by calling the toll-free telephone number on the enclosed proxy card. You may vote by telephone 24 hours a day, 7 days a week until the time of the Annual Meeting. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to return your proxy card. Please note that you may incur costs charged by telephone companies if you vote by telephone.

•

Over the Internet—You may vote your shares via the Web site www.cesvote.com. You may vote over the Internet 24 hours a day, 7 days a week until the time of the Annual Meeting. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote over the Internet, you do not need to return your proxy card. Please note that you may incur costs charged by telephone companies or Internet access providers if you vote over the Internet.

•	By mail—You may vote your shares by signing and dating the enclosed proxy card and returning it by mail in the accompanying postage-paid envelope.

•	In person at the Annual Meeting—If you vote by telephone, over the Internet or by mail, you may still attend the Annual Meeting and vote your shares in person.

Stockholders who hold shares in “street name” should follow the instructions provided by their broker or nominee to instruct the broker or nominee how to vote the shares.

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted as follows:

Proposal 1	—	FOR the election of all nominees for director named in this Proxy Statement;

Proposal 2	—	FOR the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2007;

Proposal 3	—	FOR the approval of the amendment to our Certificate of Incorporation to increase our authorized Common Stock;

Proposal 4	—	FOR the approval of the amendment to our Certificate of Incorporation to include certain provisions limiting the constructive ownership of our capital stock in order to provide further assurances for our continued compliance as a qualified real estate investment trust under U.S. federal income tax law; and

In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

Revocation of Proxies

Stockholders of record may revoke a proxy at any time before it is voted at the Annual Meeting by:

•	Executing a later-dated proxy card;

•	Subsequently voting by telephone or over the Internet; or

•	Submitting a written notice of revocation to our General Counsel at our principal executive offices located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223.

A stockholder of record may also attend the Annual Meeting and vote in person, in which event any prior proxy given by the stockholder will be revoked automatically. Attendance at the Annual Meeting by itself will not constitute revocation of a proxy. Stockholders who hold shares in “street name” should follow the instructions provided by their broker or nominee to revoke a proxy, if applicable. No dissenters’ or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for their consideration.

Quorum

A majority of the outstanding shares of Common Stock as of the record date must be present in person or by proxy to constitute a quorum to transact business at the Annual Meeting. Abstentions and proxies relating to “street name” shares for which brokers or nominees do not have discretionary voting power with respect to one or more proposals and have not received voting instructions from the beneficial owner (“Broker Non-Votes”) are counted for purposes of establishing a quorum. Under current New York Stock Exchange (“NYSE”) rules, a broker or nominee that has not received voting instructions from the beneficial owner has discretion to vote on the election of directors (Proposal 1) and the ratification of the appointment of the independent registered public accounting firm (Proposal 2), but no other proposal.

Voting Requirements

Proposal 1 —	The vote of a plurality of the shares of Common Stock present in person or by proxy will be necessary to elect the director-nominees listed in this Proxy Statement. Therefore, the seven nominees receiving the greatest number of votes cast will be elected as directors, and abstentions and Broker Non-Votes will have no effect.

Proposal 2 —	The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote will be necessary to ratify the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2007. Therefore, abstentions will have the same effect as votes against this proposal, whereas Broker Non-Votes will have no effect.

Proposal 3 —	The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote will be necessary to approve the amendment to our Certificate of Incorporation to increase our authorized Common Stock. Therefore, abstentions and Broker Non-Votes will have the same effect as votes against this proposal.

Proposal 4 —	The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote will be necessary to approve the amendment to our Certificate of Incorporation to include certain provisions limiting the constructive ownership of our capital stock in order to provide further assurances for our continued compliance as a qualified real estate investment trust under U.S. federal income tax law. Therefore, abstentions and Broker Non-Votes will have the same effect as votes against this proposal.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote will be necessary to approve any other proposal that may properly come before the Annual Meeting. Accordingly, abstentions will have the same effect as votes against any such proposal, whereas Broker Non-Votes will have no effect.

Householding

Stockholders who hold shares in “street name” (i.e., through a brokerage account) may receive only one copy of our 2006 Annual Report and this Proxy Statement if they have the same last name as and share a single address with another stockholder. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. More information about householding can be obtained from your bank, broker or other record holder. Stockholders wishing to receive a separate copy of the 2006 Annual Report and this Proxy Statement may write or call us at: Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary, telephone (502) 357-9000. Upon receipt of your request, we will promptly deliver the requested materials to you. Stockholders with the same last name and sharing an address who hold shares in “street name” and who desire in the future to receive separate copies of our annual reports and proxy statements if they are currently receiving only one copy, or who desire to receive a single copy if they are currently receiving multiple copies, may write or call ADP Investor Communications Services at: ADP Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone (800) 542-1061.

Cost of Proxy Solicitation

We will bear the cost of soliciting proxies by the Board. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services, and by Georgeson Shareholder Communications, Inc., who we have retained to aid in the solicitation of proxies. We will pay Georgeson Shareholder Communications, Inc. approximately $             plus expenses for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of Common Stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, all of whom the Board has nominated upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”) to be elected as directors at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the next succeeding annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

All nominees for director have consented to be named and have agreed to serve as directors if elected. We have no reason to believe that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept election or are unavailable to serve for any reason, the persons named as proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for such substitute nominees as may be designated by the Board.

Set forth below is certain biographical information concerning each nominee proposed for election as a director. This information is based upon statements made or confirmed to us by or on behalf of such nominees, except to the extent certain information appears in our records. Ages shown for all nominees are as of March 31, 2007.

Name	Age	Principal Occupation, Five-Year Business Experience and Directorships	Year First Became a Director
DEBRA A. CAFARO	49	Ms. Cafaro joined us as Chief Executive Officer and President in 1999 and was appointed Chairman of the Board in January 2003. From 1997 to 1998, she served as President and Director of Ambassador Apartments, Inc. (NYSE: AAH), a real estate investment trust (“REIT”). Ms. Cafaro is admitted to the Bar in Illinois and Pennsylvania. She serves as a director of Weyerhaeuser Company (NYSE: WY), one of the world’s largest integrated forest products companies, and is a member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and the Real Estate Roundtable and its Nominating Committee. She also chairs the Visiting Committee of the University of Chicago Law School.	1999

DOUGLAS CROCKER II	66	Mr. Crocker served as Vice Chairman of the Board of Trustees of Equity Residential Properties Trust (NYSE: EQR) (“EQR”), a prominent multifamily apartment REIT, from January 2003 to April 2003, and as Trustee and Chief Executive Officer of EQR from 1993 to December 2002. He also served as President of EQR from 1993 until April 2002. Mr. Crocker served as Executive Vice President of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc. (“EGI”), which provides strategic direction and services for EGI’s real estate and corporate activities, from 1992 to 1997. He has also previously served as President, Chief Executive Officer and a director of First Capital Corporation, a sponsor of public limited real estate partnerships. Mr. Crocker serves as a director of Wellsford Real Properties, Inc. (AMEX: WRP), a real estate merchant banking firm, Acadia Realty Trust (NYSE: AKR), a REIT that owns and operates shopping centers, Post Properties, Inc. (NYSE: PPS), an apartment REIT and Reckson Associates Realty Corp., an office and industrial REIT.	1998

RONALD G. GEARY	59	Mr. Geary, an attorney and certified public accountant, has served as a director of ResCare, Inc. (NASDAQ: RSCR) (“ResCare”), a provider of residential training and support services for persons with developmental disabilities and certain vocational training services, since 1990 and as Chairman of the Board of ResCare since 1998. Mr. Geary also served as President of ResCare from 1990 to June 2006 and as Chief Executive Officer of ResCare from 1993 to June 2006. Prior to becoming Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary served as a director of Alterra Healthcare Corporation, a national assisted living company, from May 2001 to December 2003.	1998

Name	Age	Principal Occupation, Five-Year Business Experience and Directorships	Year First Became a Director
JAY M. GELLERT	53	Mr. Gellert has been President and Chief Executive Officer of Health Net, Inc. (formerly known as Foundation Health Systems, Inc.) (NYSE: HNT) (“Health Net”), an integrated managed care organization which administers the delivery of managed healthcare services, since 1998, and as a director of Health Net since 1999. Previously, Mr. Gellert was President and Chief Operating Officer of Health Net from 1997 to 1998. From 1996 to 1997, Mr. Gellert served as President and Chief Operating Officer of Health Net, then operating as Health Systems International, Inc. (“HSI”), a health maintenance organization, and as a director of HSI from 1996 to 1997. Prior to joining HSI, Mr. Gellert directed strategic advisory engagements for Shattuck Hammond Partners. Mr. Gellert serves as a director of the American Association of Health Plans and Miavita, Inc., a provider of online wellness programs.	2001

CHRISTOPHER T. HANNON	44	Mr. Hannon joined Province Healthcare Company (NYSE: PRV) (“Province”) in 1997 and served as its Senior Vice President and Chief Financial Officer from October 2002 to April 2005. Province was acquired by LifePoint Hospitals, Inc. (NASDAQ: LPNT) in April 2005, at which time Mr. Hannon retired from the company. Prior to 1997, Mr. Hannon was a vice president with SunTrust Banks, Inc. (NYSE: STI) (“SunTrust”), where he was a senior healthcare lender. He joined SunTrust in 1984. Mr. Hannon serves as a director of nTelagent, Inc., a healthcare services company, and is a member of the HFMA National Accounting Policy and Practices Board.	2004

SHELI Z. ROSENBERG	65	Ms. Rosenberg was Vice Chairman of Equity Group Investments, LLC (“EGI, LLC”), an investment company, from 2000 to October 2003 and Chief Executive Officer and President of EGI, LLC from 1999 to 2000. From 1994 to 1999, Ms. Rosenberg served as Chief Executive Officer, President and a director of EGI, an owner, manager and financier of real estate and corporations. Ms. Rosenberg was a principal in the law firm of Rosenberg & Liebentritt, P.C. from 1980 to 1997. She is a trustee of EQR and serves as a director of Equity Life Style Properties (NYSE: ELS), a manufactured home community REIT, CVS Corporation (NYSE: CVS), a drug store chain, and Avis Corporation (NYSE: CAR), a provider of automobile rental and related services. Ms. Rosenberg is also co-founder and President of The Center for Executive Women at the Kellogg School of Management.	2001

Name	Age	Principal Occupation, Five-Year Business Experience and Directorships	Year First Became a Director
THOMAS C. THEOBALD	69	Mr. Theobald has served as Senior Advisor at Chicago Growth Capital, a Chicago-based private equity firm, since September 2004. From 1994 to September 2004, he served as a Managing Director at William Blair Capital Partners, and from 1987 to 1994, Mr. Theobald was Chairman and Chief Executive Officer of Continental Bank Corporation, a bank holding company. Prior to that, he worked at Citicorp/Citibank from 1960 to 1987, rising to the level of Vice Chairman. He serves as a director of Anixter International, Inc. (NYSE: AXE), a supplier of electrical apparatus and equipment, Columbia Funds, a mutual fund group, AMBAC Financial Group (NYSE: ABK), a financial guaranty underwriter, and Jones Lang LaSalle Incorporated (NYSE: JLL), a real estate services and investment management firm. Mr. Theobald is also a Life Trustee of Northwestern University and a member of the Board of Dean’s Advisors at Harvard Business School.	2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight with respect to our overall performance, strategic plans and key corporate policies. It approves significant acquisitions, dispositions and other transactions, advises management on key financial and business objectives and monitors our progress with respect to these matters. Members of the Board are kept informed of our business by various reports and materials provided to them on a regular basis by management, including presentations made at Board and committee meetings by our Chief Executive Officer, Chief Financial Officer and other officers.

Board Meeting Attendance

During 2006, the Board held a total of 16 meetings, including 4 regular meetings and 12 special meetings. In conjunction with each regular meeting, the Board of Directors met in executive session, outside the presence of management. The non-management members of the Board are expected to meet in executive session, outside the presence of management, at a minimum, at each of its regularly scheduled quarterly Board meetings. On May 19, 2006, the Board of Directors appointed Mr. Crocker to serve as Presiding Director, whose duties include chairing the executive sessions of the non-management members. The Presiding Director must be an independent member of the Board and generally serves until the next annual meeting of stockholders and until his or her successor has been appointed or until his or her earlier resignation, removal or death.

It is our policy that all directors should attend our annual meetings of stockholders. All of our directors attended the 2006 Annual Meeting of Stockholders. In 2006, each director also attended at least 75% of the total number of meetings of the Board and committees on which he or she served.

Board Independence

Our Guidelines on Governance require that at least a majority of the Board be comprised of directors who meet the criteria for independence under the rules and regulations of the NYSE. The Board has reviewed and affirmatively determined that each of our current non-employee directors and nominees, namely, Messrs. Crocker, Geary, Gellert, Hannon and Theobald and Ms. Rosenberg, is independent of Ventas and our management and qualifies as independent under those standards. Ms. Cafaro, as our Chairman of the Board, Chief Executive Officer and President, is not independent under the rules of the NYSE. The Board’s determination was based on a review conducted on March 13, 2007, pursuant to which each non-employee director’s independence was evaluated on a case-by-case basis. The Board considered any matters that could affect the ability of each non-employee director to exercise independent judgment in carrying out his or her responsibilities as a director, including all transactions and relationships between, on one hand, each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation and, on the other hand, us, our subsidiaries and our management. Any such matters were evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. The Board has concluded that none of the directors (other than Ms. Cafaro) has a material relationship with us. Each director abstained from the vote pertaining to the determination of his or her independence.

In evaluating Mr. Geary’s independence, the Board considered our relationship with ResCare pursuant to the Master Lease Agreement described under “Transactions with Related Persons—Transactions with ResCare” and has determined that such relationship is not material to Mr. Geary, ResCare or us from a financial perspective or otherwise. The total annual payments made to us under the Master Lease Agreement constitute less than one-tenth of one percent (0.1%) of the annual gross consolidated revenues of ResCare, and less than two-tenths of one percent (0.2%) of our annual gross consolidated revenues. Further, the Board believes that the terms of the Master Lease Agreement represent market rates. The Board does not believe this relationship will affect Mr. Geary’s ability to exercise independent judgment in carrying out his responsibilities as a director of Ventas.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Board may do so by writing to Board of Directors, Ventas, Inc., c/o Corporate Secretary, 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or by submitting an e-mail to the board at bod@ventasreit.com. Communications addressed to the board are screened by our Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication. Additionally, stockholders and other parties interested in communicating directly with the Presiding Director of the Board of Directors or with the non-management directors as a group may do so by writing to Presiding Director, Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223 or by submitting an e-mail to the independent members of the Board at independentbod@ventasreit.com.

Board Committees

The Board of Directors has five standing committees:

(1)	the Audit and Compliance Committee (the “Audit Committee”);

(2)	the Executive Compensation Committee (the “Compensation Committee”);

(3)	the Executive Committee;

(4)	the Investment Committee; and

(5)	the Nominating and Governance Committee.

The following table shows each committee on which each director served, the chairperson of each committee and the number of meetings held by each committee in 2006.

Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating and Governance Committee
Debra A. Cafaro			X	C
Douglas Crocker II	X	X		X
Ronald G. Geary	X		X	X
Jay M. Gellert			C		X
Christopher T. Hannon	C		X
Sheli Z. Rosenberg		C			C
Thomas C. Theobald		X			X
Number of Meetings	4	3	0	0	2

C = Chairperson

Audit Committee

The Board has determined that each member of the Audit Committee is independent and satisfies the independence standards of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and related rules and regulations of the Securities and Exchange Commission (the “Commission”) and the listing standards adopted by the NYSE, including the additional independence requirements for audit committee members. The Board has also determined that each member of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under the rules of the Commission.

The Audit Committee assists board oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and independent registered public accounting firm. Among other things, the Audit Committee:

•	prepares the report required by Commission rules to be included in our annual proxy statement;

•	annually assesses the adequacy of its charter and reviews its performance;

•	appoints and evaluates our independent registered public accounting firm, subject to stockholder ratification;

•

compensates, retains and oversees the work of the independent registered public accounting firm (including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; reviews and approves our annual audited financial statements, quarterly financial statements and other reports and statements filed with the Commission;

•	approves all audit services and permitted non-audit services (including the fees and terms thereof);

•	reviews significant issues and judgments concerning our financial statements, regulatory and accounting initiatives and internal controls;

•

reviews quarterly reports from the independent registered public accounting firm on all critical accounting policies to be used, alternative treatment of financial information and other material written communications between the independent registered public accounting firm and management;

•	reviews our earnings press releases, as well as any financial information and earnings guidance provided to analysts and ratings agencies;

•	reviews our risk exposures, including our risk assessment and risk management policies and guidelines;

•

reviews disclosures by our Chief Executive Officer and Chief Financial Officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls; discusses with the independent registered public accounting firm any problems relating to the conduct of the audit and management’s response thereto;

•	reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm, including the lead partner of the audit team;

•

annually reviews a report from the independent registered public accounting firm regarding (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent registered public accounting firm and Ventas;

•	oversees our internal audit function;

•	reviews conflicts of interest and similar matters involving our directors or officers;

•	establishes procedures for the receipt, retention and treatment of complaints concerning financial matters;

•	reviews correspondence with regulators or governmental agencies and any published reports concerning our financial statements; and

•	reviews accounting and financial personnel.

The Audit Committee maintains free and open communication with the Board of Directors, the independent registered public accounting firm, the internal auditors and the financial management.

A more complete description of the functions of the Audit Committee is set forth in the Audit Committee’s written charter, a copy of which is available on our Web site at www.ventasreit.com. In addition, we will provide a copy of the Audit Committee charter, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent and satisfies the listing standards adopted by the NYSE. The Board has also determined that each member of the Compensation Committee meets the additional requirements for compensation committee members under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The functions of the Compensation Committee are to establish annual salary levels, approve fringe benefits and administer all incentive compensation plans and equity-based plans or programs for our executive officers. The Compensation Committee’s compensation decisions for our Chief Executive Officer are subject to the review and approval of the independent members of the Board.

A more complete description of the functions of the Compensation Committee is set forth in the Compensation Committee’s written charter, a copy of which is available on our Web site at www.ventasreit.com. In addition, we will provide a copy of the Compensation Committee charter, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary.

Executive Committee

The Board of Directors has delegated to the Executive Committee the power to direct the management of our business and affairs in emergency situations during the intervals between meetings of the Board (except for matters reserved to the Board and other committees of the Board).

Investment Committee

The function of the Investment Committee is to review and approve certain investments in, and acquisitions or development of, seniors housing and/or healthcare-related properties, as well as divestitures of properties, in accordance with our Investment and Divestiture Approval Policy.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee is independent and satisfies the listing standards adopted by the NYSE. The Nominating and Governance Committee (i) identifies individuals qualified to become members of the Board; (ii) selects, or recommends to the Board for selection, director-nominees; (iii) oversees the Board and Board committees; (iv) develops and recommends to the Board a set of corporate governance guidelines and the corporate code of ethics; and (v) generally advises the Board on corporate governance and related matters. Other specific authority and responsibilities of the Nominating and Governance Committee include:

•	establishing or approving the criteria for Board membership;

•	making recommendations to the Board regarding its size, composition and tenure of directors;

•	reviewing stockholder proposals and proposed responses;

•	advising the Board on appropriate structure and operations of all committees of the Board, including committee member qualifications;

•	reviewing and recommending to the Board committee assignments and additional committee members to fill vacancies as needed;

•	annually reviewing and recommending to the Board the amount and types of compensation to be paid to our non-employee directors;

•	annually reviewing with the Board succession planning with respect to our Chief Executive Officer and other executive officers;

•

periodically reviewing our policies and procedures, including without limitation the corporate governance guidelines and the corporate code of ethics, as it deems appropriate, and recommending any changes or modifications to the Board for approval;

•	developing, implementing, reviewing and monitoring an orientation program for new directors, as well as a continuing education program for existing directors;

•	monitoring developments, trends and best practices in corporate governance and taking such actions in accordance therewith, as it deems appropriate; and

•	overseeing, as it deems appropriate, an evaluation process of the Board and each of the Board committees, as well as an annual self-performance evaluation.

The Nominating and Governance Committee has the authority to form subcommittees of independent directors and delegate its authority, to the extent not otherwise inconsistent with its obligations and responsibilities.

A more complete description of the functions of the Nominating and Governance Committee is set forth in the Nominating and Governance Committee’s charter, a copy of which is available on our Web site at www.ventasreit.com. In addition, we will provide a copy of the Nominating Committee charter, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary.

Guidelines on Governance

Our Guidelines on Governance set forth, among other things, the process by which the Nominating and Governance Committee identifies and evaluates nominees for Board membership. Under this process, the Nominating and Governance Committee considers and recommends to the Board a slate of directors for election at our annual meeting of stockholders. In selecting such slate, the Nominating and Governance Committee considers (i) incumbent members of the Board who have indicated a willingness to continue to serve as such, (ii) candidates, if any, nominated by our stockholders, and (iii) other individuals as determined by the Nominating and Governance Committee. Additionally, if at any time during the year a seat on the Board becomes vacant or a new seat is created, the Nominating and Governance Committee recommends a candidate to the Board for appointment. The Nominating and Governance Committee evaluates each candidate considering, among other things, the criteria set forth below and any additional qualities that the Nominating and Governance Committee believes one or more directors should possess, based on an assessment of the perceived needs of the Board at that time. However, no single factor or group of factors is necessarily dispositive of whether a candidate will be recommended by the Nominating and Governance Committee. The Nominating and Governance Committee will consider individuals recommended for nomination by our stockholders in accordance with the procedures described under “Stockholder Proposals for the 2008 Annual Meeting of Stockholders.”

The Nominating and Governance Committee will not recommend a nominee for a position on the Board unless the nominee possesses specific, minimum qualifications, regardless of whether such nominee was recommended by a stockholder or group of stockholders or otherwise. Under these criteria, nominees for membership on the Board of Directors should:

•	have demonstrated management or technical ability at high levels in successful organizations;

•	be currently employed in positions of significant responsibility and decision-making;

•	have experience relevant to our operations, such as real estate, real estate investment trusts, healthcare, finance or general management;

•	be well-respected in their business and home communities;

•	have time to devote to Board duties; and

•	be independent from Ventas and our management (other than our Chief Executive Officer).

We have on occasion in the past employed third parties to assist us in identifying potential candidates based on specific criteria that we provided to those third parties, which included the qualifications then required by us for nomination to the Board. We may employ such third parties on similar or other terms in the future.

A copy of our Guidelines on Governance is available on our Web site at www.ventasreit.com. In addition, we will provide a copy of the Guidelines on Governance, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors and employees, including the Chief Executive Officer and all senior financial officers, such as the Chief Financial Officer and the Controller, as required by the Sarbanes-Oxley Act, as well as all of the directors and officers of our subsidiaries.

A copy of the Code of Ethics and Business Conduct is available on our Web site at www.ventasreit.com. In addition, we will provide a copy of the Code of Ethics and Business Conduct, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary. Waivers from, and amendments to, the Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions will be timely posted on our Web site at www.ventasreit.com.

Non-Employee Director Compensation

The following table sets forth the compensation awarded or paid to, or earned by, our non-employee directors during 2006:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas Crocker II	$92,678	$51,722	$15,181	—	—	—	$159,581
Ronald G. Geary	60,178	51,722	15,181	—	—	—	127,081
Jay M. Gellert	59,178	51,722	15,181	—	—	—	126,081
Christopher T. Hannon	62,678	70,633	15,181	—	—	—	148,492
Sheli Z. Rosenberg	63,678	51,722	15,181	—	—	—	130,581
Thomas C. Theobald	63,678	51,722	15,181	—	—	—	130,581

(1)	The amounts shown in this column reflect annual retainer and meeting fees described below under “Cash Compensation.” With respect to Mr. Crocker, includes $25,000 paid for service as the Presiding Director. Directors may elect to defer receipt of, or take in the form of equity, all or a portion of their retainer and meeting fees as described below under “Cash Compensation.”

(2)	The amounts shown in this column reflect the stock-based compensation expense recognized for financial statement reporting purposes in 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), for shares of restricted stock or restricted stock units granted to the directors. See Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS No. 123(R). The grant date fair value of restricted stock or restricted stock units granted to each non-employee director in 2006 was $56,035.

As of December 31, 2006, the aggregate fair market value of shares of restricted stock and restricted stock units held by the non-employee directors, excluding restricted stock units received in lieu of retainer and meeting fees (based on the closing price of $42.32 of our Common Stock on December 29, 2006, the last trading day of the fiscal year), was as follows:

Mr. Crocker	$1,224,741 (28,940 shares)
Mr. Geary	$ 304,958 (7,206 shares)
Mr. Gellert	$ 222,180 (5,250 shares)
Mr. Hannon	$ 232,760 (5,500 shares)
Ms. Rosenberg	$ 222,180 (5,250 shares)
Mr. Theobald	$ 222,180 (5,250 shares)

Directors are generally entitled to dividends paid on shares of restricted stock and dividend equivalents on restricted stock units.

(3)	The amounts shown in this column reflect the stock-based compensation expense recognized for financial statement reporting purposes in 2006 in accordance with SFAS No. 123(R) for stock options granted to the directors. See Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS No. 123(R). The grant date fair value of options granted to each non-employee director in 2006 was $16,000.

As of December 31, 2006, the aggregate fair market value of shares underlying options held by the non-employee directors (based on the closing price of $42.32 of our Common Stock on December 29, 2006, the last trading day of the fiscal year) was as follows:

Mr. Crocker	$2,116,000 (50,000 shares)
Mr. Geary	$2,116,000 (50,000 shares)
Mr. Gellert	$1,481,200 (35,000 shares)
Mr. Hannon	$ 423,200 (10,000 shares)
Ms. Rosenberg	$1,481,200 (35,000 shares)
Mr. Theobald	$1,058,000 (25,000 shares)

Cash Compensation

The cash compensation paid to, or earned by, our non-employee directors is comprised of two components: (i) an annual retainer and (ii) Board and committee meeting fees.

Annual Retainer. Effective May 19, 2006, each non-employee director receives a $10,000 retainer for each calendar quarter in which he or she serves as a director. Prior to that date, the quarterly retainer was $7,500. The Presiding Director receives an additional $6,250 retainer for each calendar quarter served.

Meeting Fees. Each non-employee director receives $1,500 for each board meeting (including telephonic meetings, unless the meeting is ten minutes or less) and $1,000 for each committee meeting he or she attends.

Pursuant to our Nonemployee Director Deferred Stock Compensation Plan (the “Director Deferred Compensation Plan”), non-employee directors may elect to defer receipt of all or a portion of their retainer and meeting fees. Deferred fees are credited to each participating director in the form of restricted stock units, based on the fair market value of our Common Stock on the deferral date. At the election of the participating director, dividend equivalents on the restricted stock units are paid either in additional units or cash. After a participating director ceases to serve on our Board, or at such later time as he or she has previously designated, the director’s stock unit account is settled in whole shares of Common Stock on a one-for-one basis and distributed either in one lump sum or in installments over a period of not more than ten years, at the director’s election. Fractional stock units are paid out in cash.

Pursuant to our Common Stock Purchase Plan for Directors, non-employee directors may also elect to receive all or a portion of their retainer and meeting fees in the form of shares of Common Stock. Shares are paid directly to participating directors based on the fair market value of our Common Stock on the date on which the fees are scheduled to be paid.

Equity-Based Compensation

The equity-based compensation paid to our non-employee directors consists of shares of restricted stock or restricted stock units, at the director’s election, and stock options.

Restricted Stock/Restricted Stock Units. Upon initial election or appointment to the board, each non-employee director receives a grant of 2,000 shares of restricted stock or restricted stock units, in his or her discretion, pursuant to the 2006 Stock Plan for Directors. In addition, beginning in 2007, on January 1 of each year, each non-employee director who is serving on such date receives a grant of shares of restricted stock or restricted stock units, in his or her discretion, having an aggregate value equal to $90,000 minus the value of the same-day grant of options to purchase 5,000 shares of common stock (described below), pursuant to the 2006 Stock Plan for Directors. Previously, each director received a grant of 1,750 shares of restricted stock or restricted stock units on each January 1 that he or she served on our Board.

Stock Options. Upon initial election or appointment to the board, each non-employee director receives a grant of options to purchase 10,000 shares of common stock, having an exercise price equal to the fair market value on the date of grant, pursuant to the 2006 Stock Plan for Directors. In addition, on January 1 of each year, each non-employee director who is serving on such date receives a grant of options to purchase 5,000 shares of common stock, having an exercise price equal to the fair market value on the date of grant, pursuant to the 2006 Stock Plan for Directors.

Reimbursement of Expenses

We reimburse each non-employee director for travel and other expenses associated with attending board and committee meetings, director education programs and other board-related activities.

Minimum Stock Ownership Guidelines

On May 19, 2006, we adopted minimum share ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director is required to maintain a minimum number of shares of common stock equal to the number of shares granted by us to the non-employee director as compensation during the 36 calendar month period immediately preceding the test date, minus any shares forfeited by the director to pay taxes on such shares under our share withholding program. Each non-employee director’s compliance with the guidelines is reviewed on July 1 of each year. Each non-employee director has three years from the date that he or she first becomes subject to the guidelines to satisfy the minimum ownership guidelines.

EXECUTIVE OFFICERS

Set forth below is certain biographical information concerning each of our current executive officers. Ages shown for all executive officers are as of March 31, 2007.

Name	Age	Position
Debra A. Cafaro	49	Chairman of the Board, President and Chief Executive Officer
Richard A. Schweinhart	57	Executive Vice President and Chief Financial Officer
Raymond J. Lewis	42	Executive Vice President and Chief Investment Officer
T. Richard Riney	49	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Debra A. Cafaro. Ms. Cafaro’s biographical information is set forth above under “Proposal 1: Election of Directors.”

Richard A. Schweinhart. Mr. Schweinhart joined us as our Senior Vice President and Chief Financial Officer in December 2002, after serving as a full-time consultant to Ventas from May to November 2002, and was promoted to Executive Vice President in January 2006. Previously, Mr. Schweinhart was Senior Vice President and Chief Financial Officer for Kindred Healthcare, Inc., where he was responsible for all financial aspects of the company, including accounting, finance, purchasing, insurance, tax, reimbursement and internal control. Prior to that, Mr. Schweinhart was a Senior Vice President of Finance for Columbia/HCA Healthcare Corporation (“Columbia”), Chief Financial Officer at Galen Health Care, Inc. (a spin off of Humana

Inc. (“Humana”)) prior to its acquisition by Columbia and a Senior Vice President of Finance at Humana. He is a Certified Public Accountant and serves on the board of directors of Health Enterprises Network of Louisville.

Raymond J. Lewis. Mr. Lewis joined us as our Senior Vice President and Chief Investment Officer in October 2002 and was promoted to Executive Vice President in January 2006. Previously, Mr. Lewis was managing director of business development for GE Capital Healthcare Financial Services, a division of General Electric Capital Corporation (“GECC”), which is a subsidiary of General Electric Corporation, where he led a team focused on mergers and portfolio acquisitions of healthcare assets. Prior to that, Mr. Lewis was Executive Vice President of healthcare finance for Heller Financial, Inc. (acquired by GECC in 2001), where he had primary responsibility for healthcare lending. Mr. Lewis has served on the board of directors of the Assisted Living Federation of America and as Chairman and a director of the National Investment Center for the Seniors Housing & Care Industry (“NIC”). He is currently a member of the executive board of the American Seniors Housing Association.

T. Richard Riney. Mr. Riney has served as our Executive Vice President, General Counsel and Corporate Secretary since May 1998 and was also designated our Chief Administrative Officer in February 2007. Previously, he served as Transactions Counsel of Vencor, Inc. (Ventas’s predecessor). Prior to that, Mr. Riney was a partner of Hirn, Reed & Harper, a law firm based in Louisville, Kentucky, where his areas of concentration were real estate and corporate finance. Mr. Riney is a member of NAREIT.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 19, 2007 (except as otherwise noted) by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors and director-nominees, (iii) each of our Named Executive Officers (defined below) and (iv) all of our directors and executive officers, as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)(2)		Percent of Class (1)
Debra A. Cafaro	1,082,321	(3)(4)	1.01%
Douglas Crocker II	104,951	(3)(5)	*
Ronald G. Geary	63,899	(3)(5)	*
Jay M. Gellert	60,477	(3)(5)	*
Christopher T. Hannon	19,626	(3)	*
Sheli Z. Rosenberg	58,256	(3)(5)	*
Thomas C. Theobald	46,081	(3)(5)(6)	*
Richard A. Schweinhart	175,203	(3)(7)	*
Raymond J. Lewis	185,661	(3)	*
T. Richard Riney	357,117	(3)(8)	*

All directors and executive officers as a group (10 persons)	2,153,592		2.03%

AMVESCAP PLC	5,659,717	(9)	5.32%
30 Finsbury Square London EC2A 1AG England

Cohen & Steers, Inc.	9,958,416	(10)	9.37%
Cohen & Steers Capital Management, Inc. 280 Park Avenue 10th Floor New York, NY 10017

Name of Beneficial Owner	Common Stock Beneficially Owned (1)(2)		Percent of Class (1)
ING Groep N.V.	6,033,309	(11)	5.68%
Amstelveenseweg 500 1081 KL Amsterdam The Netherlands

Wellington Management Company	5,250,811	(12)	4.94%
75 State Street Boston, MA 02109

*	Less than 1%

(1)	Beneficial ownership of shares for purposes of this Proxy Statement, as determined in accordance with applicable rules of the Commission, includes shares as to which a person has or shares voting power and/or investment power (whether or not vested). Each named person is deemed to be the beneficial owner of securities which may be acquired within sixty days of March 19, 2007 through the exercise of options, warrants or rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person; however, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Percentages are based on 106,310,070 shares of Common Stock outstanding on March 19, 2007.

(2)	Except as set forth in the accompanying footnotes, the named persons have sole voting power and sole investment power over the shares beneficially owned by them. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.

(3)	Includes the following number of shares of Common Stock which the respective directors, director-nominees and Named Executive Officers have or will have the right to acquire pursuant to options exercisable as of or within 60 days after March 19, 2007: Debra A. Cafaro, 338,693; Douglas Crocker II, 52,500; Ronald G. Geary, 52,500; Jay M. Gellert, 37,500; Christopher T. Hannon, 12,500; Sheli Z. Rosenberg, 37,500; Thomas C. Theobald, 27,500; Richard A. Schweinhart, 127,436; Raymond J. Lewis, 150,635; and T. Richard Riney, 61,499.

(4)	Includes 5,000 shares held in trust for the benefit of Ms. Cafaro’s immediate family, as to which Ms. Cafaro’s husband is the trustee. Ms. Cafaro has no voting power over these 5,000 shares. Ms. Cafaro has pledged 476,188 shares to secure the Cafaro Tax Loans (defined below).

(5)	Includes the following number of restricted stock units held by the respective directors: Douglas Crocker II, 10,031; Ronald G. Geary, 2,098; Jay M. Gellert, 7,470; Sheli Z. Rosenberg, 3,481; and Thomas C. Theobald, 8,046.

(6)	Includes 2,000 shares held in trust for the benefit of Mr. Theobald’s son, as to which Mr. Theobald is the trustee.

(7)	Includes 805 shares held in Mr. Schweinhart’s IRA. Excludes 800 shares held in Mr. Schweinhart’s wife’s IRA. Mr. Schweinhart has shared voting power and shared investment power over 10,000 shares of Common Stock.

(8)	Includes 1,300 shares held in Mr. Riney’s IRA.

(9)	Based solely on information contained in a Schedule 13G filed by AMVESCAP PLC (“AMVESCAP”) on February 14, 2007. AMVESCAP has sole voting power and dispositive over 5,659,717 shares of Common Stock. AMVESCAP is the parent holding company of Atlantic Trust Company, N.A., INVESCO Asset Management Deutschland GmbH, INVESCO Institutional (N.A.), Inc., Stein Roe Investment Counsel, Inc. and PowerShares Capital Management, LLC, each an investment advisor registered under Section 203 of the Investment Advisers Act.

(10)

Based solely on information contained in a Schedule 13G/A filed jointly by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. (collectively, “Cohen & Steers”) on February 13, 2007. Cohen &

Steers has sole voting power over 9,652,112 shares of Common Stock and sole dispositive power over 9,958,416 shares of Common Stock. Cohen & Steers Capital Management, Inc. is an investment advisor registered under Section 203 of the Investment Advisers Act and a wholly owned subsidiary of Cohen & Steers, Inc. On June 24, 2003, the Board granted a limited waiver (the “Waiver”) from the 9.0% ownership limitation provisions of Article XII of our Certificate of Incorporation to Cohen & Steers. Under the Waiver, Cohen & Steers may beneficially own, in the aggregate, up to 14.0%, in number of shares or value, of the Common Stock.

(11)	Based solely on information contained in a Schedule 13G filed by ING Groep N.V. (“ING”) on February 14, 2007. ING has sole voting and dispositive power over 6,033,309 shares of Common Stock, including 5,014,720 shares held by indirect subsidiaries of ING in their role as discretionary manager of client portfolios and 29,430 shares held by indirect subsidiaries of ING in their role as trustee. Amount excludes 164,259 custodian shares.

(12)	Based solely on information contained in a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington Management”) on February 14, 2007. In its Schedule 13G/A, Wellington Management reported that it was the beneficial owner of 5.04% of our Common Stock at December 31, 2006 based on the number of shares outstanding on that date. Wellington Management has shared voting power over 4,313,511 shares of Common Stock and shared dispositive power over 5,250,811 shares of Common Stock. Wellington Management is an investment adviser registered under Section 203 of the Investment Advisers Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in such ownership with the Commission. Based solely on a review of the copies of such reports furnished to us and on written representations from certain reporting persons that no Form 5 was required for any such persons, we believe that during 2006 all officers, directors and persons who own more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted an unwritten policy requiring that any transaction between us and any of our officers, directors or their affiliates be approved by the disinterested members of the Board and be on terms no less favorable to us than those available from unaffiliated parties. In addition, our Audit Committee charter provides that any such transaction and all other conflict of interest or similar matters involving any of our officers or directors must also be reviewed by the Audit Committee. Pursuant to our Conflicts of Interest Policy, officers and directors must disclose in writing to our General Counsel, who will review the matter with the Presiding Director, any existing or proposed transaction in which he or she has a personal interest, or in which there is or might appear to be a conflict of interest by reason of his or her connection to another business organization, and must refrain from voting on any such transaction.

Transactions with ResCare

On October 15, 1998, we acquired eight personal care facilities and related facilities for approximately $7.1 million from Tangram Rehabilitation Services, Inc. (“Tangram”), a wholly owned subsidiary of ResCare, of which Mr. Geary is Chairman and also served as President and Chief Executive Officer until June 2006. The purchase price for the Tangram facilities was determined by an appraisal conducted by Graham & Associates, Inc., San Marcos, Texas, a certified General Real Estate Appraiser for the State of Texas. We lease the Tangram facilities to Tangram pursuant to a Master Lease Agreement, which is guaranteed by ResCare. During 2006, Tangram paid us approximately $897,000 in base rent payments. We believe that the terms of the Master Lease Agreement represent market rates.

Cafaro Tax Loans

Under the terms of the Ms. Cafaro’s previous employment agreement, we made loans to Ms. Cafaro (the “Cafaro Tax Loans”) in the aggregate principal amounts of $67,250 in 1999, $184,551 in 2000, $593,893 in 2001 and $870,759 in 2002 to pay all federal, state, local and other taxes payable upon the vesting of restricted stock awards previously granted to her. Due to current interpretations of the Sarbanes-Oxley Act, since 2002 we have not made, and we will not be making, further tax loans to Ms. Cafaro. The principal amount of all of the Cafaro Tax Loans is payable on March 5, 2009. The Cafaro Tax Loans bear interest at the lowest applicable federal rate on the date incurred. Interest on the Cafaro Tax Loans is payable annually out of and only to the extent of dividends from the vested restricted stock. Ms. Cafaro has paid interest on the Cafaro Tax Loans through December 31, 2006. Each Cafaro Tax Loan is secured by a pledge of all of the restricted shares to which such Cafaro Tax Loan relates (a total of 476,188 shares), and the Cafaro Tax Loans are otherwise non-recourse to Ms. Cafaro. The Cafaro Tax Loans are to be forgiven in the event of a change of control of Ventas, Ms. Cafaro’s death or disability or termination of her employment by us other than for cause or by her for good reason. If any Cafaro Tax Loan or its forgiveness results in taxable income to Ms. Cafaro, we are required to pay to Ms. Cafaro an amount sufficient for the payment of all taxes relative to the loan or its forgiveness.

EXECUTIVE COMPENSATION MATTERS

[To be included in Definitive Proxy Statement]

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information with respect to our equity compensation plans as of December 31, 2006:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders (1)	1,118,051	$24.27	8,373,727
Equity compensation plans not approved by stockholders (2)	18,924	N/A	1,145,354

Total	1,136,975	$24.27	9,519,081

(1)	These plans consist of (i) the 1987 Incentive Compensation Program (Employee Plan); (ii) the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; (iii) the 2000 Incentive Compensation Plan (Employee Plan) (formerly known as the 1997 Incentive Compensation Plan); (iv) the 2004 Stock Plan for Directors (which amended and restated the 2000 Stock Option Plan for Directors (formerly known as the 1997 Stock Option Plan for Non-Employee Directors)); (v) the Employee and Director Stock Purchase Plan; (vi) the 2006 Incentive Plan; and (vii) the 2006 Stock Plan for Directors.

(2)	These plans consist of (i) the Common Stock Purchase Plan for Directors, under which our non-employee directors may receive Common Stock in lieu of directors’ fees, (ii) the Director Deferred Compensation Plan, under which our non-employee directors may receive units convertible on a one-for-one basis into Common Stock in lieu of director fees, and (iii) the Executive Deferred Stock Compensation Plan, under which our executive officers may receive units convertible on a one-for-one basis into Common Stock in lieu of compensation.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2007

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for fiscal year 2007. Ernst & Young will examine our financial statements for fiscal year 2007. Although not required by our Third Amended and Restated Bylaws or otherwise, the Audit Committee and the Board believe it is appropriate, as a matter of good corporate practice, to request that stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm for 2007. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment and may retain another independent registered public accounting firm without resubmitting the matter to the stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Ratification of the appointment of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of the holders of the majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

AUDIT MATTERS

Audit Committee Report

The Audit Committee oversees Ventas’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ventas’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Statement of Auditing Standards, AU 380—Communication with Audit Committee). Ventas’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and Ventas, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluations of Ventas’s internal controls, and the overall quality of Ventas’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Ventas’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the appointment of Ventas’s independent registered public accounting firm.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that Ventas specifically incorporates this information by reference.

AUDIT COMMITTEE

Christopher T. Hannon, Chair

Douglas Crocker II, Member

Ronald G. Geary, Member

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has implemented pre-approval policies related to the provision of both audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services and related fees not impair the firm’s independence. Under these procedures, the annual audit services and related fees of the independent registered public accounting firm are subject to the specific approval of the Audit Committee. The independent registered public accounting firm must provide the Audit Committee with an engagement letter prior to or during the first calendar quarter of each calendar year outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

Also under these procedures, the Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee. To obtain approval of other permissible non-audit services, management must submit to the Audit Committee those non-audit services for which it recommends the Audit Committee engage the independent registered public accounting firm. Management and the independent registered public accounting firm must each confirm to the Audit Committee that each non-audit service for which approval is requested is not a Prohibited Non-Audit Service. The term of any pre-approved non-audit service is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Fee levels for all non-audit services to be provided by the independent registered public accounting firm are established periodically by the Audit Committee. Any proposed services exceeding these levels require separate pre-approval by the Audit Committee. With respect to each proposed pre-approved non-audit service, the independent registered public accounting firm, as necessary, must provide detailed back-up documentation to the Audit Committee regarding the particular service to be provided.

At each regularly scheduled Audit Committee meeting, our management and the independent registered public accounting firm report on the non-audit services provided by the independent registered public accounting firm pursuant to the pre-approval process during the quarter and year-to-date and the fees incurred for such services during the periods. Our Chief Accounting Officer and Controller is responsible for tracking all independent registered public accounting firm fees for pre-approved non-audit services.

Independent Registered Public Accounting Firm’s Fees

Ernst & Young audited our financial statements for the year ended December 31, 2006 and has been our independent registered public accounting firm since May 1998. Fees billed by Ernst & Young for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit Fees (1)	$471,300	$703,900
Audit-Related Fees (2)	35,500	—
Tax Fees (3)	240,642	29,784
All Other Fees (4)	—	—

Total	$747,442	$733,684

(1)	The category of Audit Fees includes the aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual consolidated financial statements (including debt covenant compliance letters), audit of internal control over financial reporting estimate, review of interim financial statements included in our Quarterly Reports on Form 10-Q for such fiscal year, audit of annual financial statements and review of interim financial statements of ElderTrust Operating Limited Partnership, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and work on securities and other filings with the Commission, including comfort letters, consents and comment letters.

(2)	The category of Audit-Related Fees consists principally of audits and consultations in connection with acquisitions.

(3)	The category of Tax Fees consists principally of reviews of tax returns and advice on tax-planning matters primarily related to acquisitions.

(4)	With respect to the category of All Other Fees, we did not incur fees except as indicated in the above categories.

All audit-related services, tax services and other services were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies described above. The Audit Committee determined that the provision of these services by Ernst & Young did not compromise Ernst & Young’s independence and was consistent with its role as our independent registered public accounting firm.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF

INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

The Board has approved and adopted resolutions proposing, declaring advisable and in our best interests and the best interests of our stockholders and recommending to stockholders for approval an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 180,000,000 to 300,000,000.

An increase in the authorized number of shares of Common Stock will provide us with the flexibility to engage in future corporate transactions, such as financings, investment opportunities, acquisitions of other companies, stock dividends or splits, restricted stock and stock option grants or other corporate purposes determined by the Board to be advisable. The availability of additional authorized shares for issuance from time to time in the Board’s discretion is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific plans, arrangements or agreements relating to an issuance of additional shares of Common Stock. A vote to increase the number of authorized shares of Common Stock, though, will provide us with the flexibility for future activities required to support our business plan. If the proposal is approved, the shares will only be authorized and not immediately issued.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of Common Stock proposed to be authorized, except as required by law, regulatory authorities or any stock exchange on which our shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The text of the proposed amendment under Proposal 3 is attached to this Proxy Statement as Annex A. In addition, if stockholders approve the proposal, we will make various ministerial changes to our Certificate of Incorporation to correct typographical errors, article references and other similar items not requiring stockholder approval.

Following stockholder approval of Proposal 3, we will file an Amended and Restated Certificate of Incorporation reflecting the increase in our authorized Common Stock and the various ministerial changes with the Delaware Secretary of State. The Amended and Restated Certificate of Incorporation will become effective upon filing in accordance with Delaware law.

Approval of the amendment to our Certificate of Incorporation to increase our authorized Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCLUDE CERTAIN PROVISIONS LIMITING THE CONSTRUCTIVE OWNERSHIP OF OUR CAPITAL STOCK IN ORDER TO PROVIDE FURTHER ASSURANCES FOR OUR CONTINUED COMPLIANCE AS A QUALIFIED REAL ESTATE INVESTMENT TRUST UNDER U.S. FEDERAL INCOME TAX LAW

The Board has approved and adopted resolutions proposing, declaring advisable and in our best interests and the best interests of our stockholders and recommending to the stockholders for approval an amendment to our Certificate of Incorporation to include certain provisions limiting the constructive ownership of our capital stock in order to provide further assurances for our continued compliance as a qualified REIT under U.S. federal income tax law. These provisions are intended to provide further assurances of our status as a REIT and relate to a purported stock transfer or other event that would otherwise cause rents received by us to fail to qualify as good rental income for REIT qualification purposes. However, these provisions, like other transfer restrictions and other limitations on ownership necessary for us to preserve our status as a REIT already contained in our Certificate of Incorporation, could delay, defer or prevent certain transactions in or a change in control of our company.

The text of the proposed amendment under Proposal 4 is attached to this Proxy Statement as Annex B. In addition, if stockholders approve the proposal, we will make various ministerial changes to our Certificate of Incorporation to correct typographical errors, article references and other similar items not requiring stockholder approval.

Following stockholder approval of Proposal 4, we will file an Amended and Restated Certificate of Incorporation reflecting the provisions limiting the constructive ownership of our capital stock in order to provide further assurances for our continued compliance as a qualified REIT under U.S. federal income tax law and the various ministerial changes with the Delaware Secretary of State. The Amended and Restated Certificate of Incorporation will become effective upon filing in accordance with Delaware law.

The full text of the proposed Amended and Restated Certificate of Incorporation, assuming stockholders approve both Proposals 3 and 4, is attached to this Proxy Statement as Annex C and has been marked to show all changes from our existing Certificate of Incorporation.

Approval of the amendment to our Certificate of Incorporation to include certain provisions limiting the constructive ownership of our capital stock in order to provide further assurances for our continued compliance as a qualified real estate investment trust under U.S. federal income tax law requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCLUDE CERTAIN PROVISIONS LIMITING THE CONSTRUCTIVE OWNERSHIP OF OUR CAPITAL STOCK IN ORDER TO PROVIDE FURTHER ASSURANCES FOR OUR CONTINUED COMPLIANCE AS A QUALIFIED REAL ESTATE INVESTMENT TRUST UNDER U.S. FEDERAL INCOME TAX LAW.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal intended to be presented at the 2008 Annual Meeting of Stockholders must be received by our Corporate Secretary by December     , 2007 and meet the requirements of our bylaws and Rule 14a-8 under the Exchange Act in order to be considered for inclusion in our proxy materials for that meeting.

According to our bylaws, a stockholder proposal, including stockholder recommendations regarding director nominations, must meet certain requirements described in the bylaws and may only be acted upon at an annual meeting of stockholders if the stockholder gives timely notice to us of such proposal (at least 60 but not more than 90 days before such annual meeting); provided, however, that if we give less than 70 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to us not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. The persons appointed as proxies for the 2008 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal, including any director nomination, that is submitted to us otherwise than in conformity with such requirements of our bylaws.

OTHER MATTERS

The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying form of proxy, or their substitutes, will have discretionary voting authority with respect to any stockholder proposal that is submitted to us otherwise than in conformity with the requirements of our bylaws.

ADDITIONAL INFORMATION

A copy of our 2006 Annual Report to stockholders accompanies this Proxy Statement. Stockholders may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, excluding exhibits, without charge, upon request to Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: Corporate Secretary. Copies of the exhibits to our Annual Report on Form 10-K will be provided to any requesting stockholder, provided that such stockholder agrees to reimburse us for our reasonable costs to provide those exhibits.

By Order of the Board of Directors,

Debra A. Cafaro Chairman of the Board, Chief Executive Officer and President

Louisville, Kentucky April , 2007

ANNEX A

TEXT OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

UNDER PROPOSAL 3

The first sentence of Article IV of the Certificate of Incorporation will be amended and restated in its entirety to read as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is 310,000,000 shares, of which 300,000,000 shall be shares of common stock, having a par value of twenty-five cents per share (the “Common Shares”), and 10,000,000 shall be shares of preferred stock, having a par value of one dollar per share (the “Preferred Shares”).”

ANNEX B

TEXT OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

UNDER PROPOSAL 4

There will be added a new Article X to the Certificate of Incorporation that will read as follows:

“ARTICLE X

Restrictions on Constructive Ownership Relating to REIT Status

A. (1) Definitions. For the purposes of this Article X, the following terms shall have the following meanings:

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in such Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned though the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Special Excess Shares” shall mean Shares resulting from an event described in Section A.(3) of this Article X.

All other capitalized terms used in this Article X shall have the meanings, and be defined as, set forth in Article IX of this Certificate of Incorporation.

(2) Restrictions on Constructive Ownership. Except as provided in Section A.(4) of this Article X, from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person shall Constructively Own any Shares to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such, and any Transfer that, if effective, would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such shall be void ab initio as to the Transfer of such Shares which would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such; and the intended transferee shall acquire no rights in such Shares.

(3) Designation of Special Excess Shares. If, notwithstanding the other provisions contained in this Article X or in Article IX, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer or other event (including an event described in Section A.(3)(a) through (g) of Article IX) which would, if effective, result in any Person Constructively Owning Shares in violation of Section A.(2) of this Article X, then, except as provided in Section A.(12) of Article IX, such number of Shares (rounded up to the nearest whole Share) in excess of the greatest amount of Shares as would not result in a violation of Section A.(2) of this Article X shall be automatically designated as Special Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event. In determining which Shares are designated as Special Excess Shares, Shares of the relevant class directly or indirectly owned (including by a nominee) by the Person prior to (or as a result of) the purported Transfer or other event shall be treated as designated as Special Excess Shares before any Shares that would be treated as owned though the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, by the Person are so treated. Shares designated as Special Excess Shares pursuant to this Article X shall be treated as shares that were converted to Excess Shares pursuant to and for purposes of Article IX.

(4) Exceptions. The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel that such exemption will not cause the Corporation to fail to qualify as a REIT or such other evidence or documents as the Board of Directors deems appropriate, may exempt a Person from the application of this Article X if the Board of Directors obtains such representations and undertakings from such Persons as the Board of

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Directors determines are reasonably necessary, and such Person agrees that any violation or attempted violation of such representations or undertakings will result in, to the extent necessary, the designation of Shares held by such Person as Special Excess Shares in accordance with this Article X.

B. Severability. If any provision of this Article X or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

C. New York Stock Exchange Transactions. Nothing in this Article X shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Article X and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

D. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition contained in this Article X and any ambiguity with respect to which Shares are to be designated as Special Excess Shares in a given situation or in the treatment of such shares pursuant to Article IX, the Board of Directors shall have the power to determine the application of the provisions of this Article X with respect to any situation based on the facts known to it.”

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ANNEX C

VENTAS, INC.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Ventas, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Ventas, Inc., formerly Vencor, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 22, 1987.

SECOND: This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, as amended.

THIRD: This Amended and Restated Certificate of Incorporation was duly proposed by the Board of Directors of the Corporation and duly adopted by a vote of the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH: The text of the Corporation’s Certificate of Incorporation, as amended, is hereby amended and restated to read as herein set forth in full:

“ARTICLE I

Name

The name of the Corporation is Ventas, Inc.

ARTICLE II

Registered Office; Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purposes and Powers

The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under, and to exercise any power that corporations may now or hereafter exercise under, the General Corporation Law of the State of Delaware, including the general business of establishing and operating hospitals and providing acute care and specialized treatment of patients with complex medical or respiratory disorders.

ARTICLE IV

Capital Stock

The total number of shares of stock that the Corporation shall have authority to issue is ~~190,000,000~~310,000,000 shares, of which ~~180,000,000~~300,000,000 shall be shares of common stock, having a par value of twenty-five cents per share (the “Common Shares”), and 10,000,000 shall be shares of preferred stock, having a par value of one dollar per share (the “Preferred Shares”). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be as set forth below.

A. Common Shares.

1. Powers, Rights and Preferences. The Common Shares shall be without distinction as to powers, rights and preferences, and shall have one vote per share on all matters on which shareholders are generally entitled to vote.

2. Dividends. After the requirements regarding ~~to~~ preferential dividends on the Preferred Shares (fixed in accordance with the provisions of paragraph B of this Article IV), if any, have been met and after the Corporation has complied with all the requirements, if any, regarding the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph B of this Article IV) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph B of this Article IV, then, but not otherwise, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

3. Distributions. After distribution in full of the preferential amount (as may be fixed in accordance with the provisions of paragraph B of this Article IV), if any, to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares (as may be fixed in accordance with the provisions of paragraph B of this Article IV) to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Shares shall be entitled to receive, upon the liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

B. Preferred Shares.

1. Issuance by Board Resolution; Series. The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares on such terms as it may determine and for such consideration as fixed by the Board of Directors. The Preferred Shares may be issued in one or more series as may be determined from time to time by the Board of Directors. Each series shall be distinctly designated by number, letter or title. All Preferred Shares of any one series shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

2. Preferences and Rights. Subject to the provisions of subparagraph 3 of this paragraph B of Article IV, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any Preferred Shares of each particular series, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limits and restrictions thereof, if any, of such series, including the following:

(a) The voting rights of which the holders of any series of Preferred Shares are entitled, if any, including the right to vote as a separate class or as one class with the holders of any other series of Preferred Shares or the Common Shares or both;

(b) The distinctive designation of, and the number and class of Preferred Shares which shall constitute the series, which number from time to time may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(c) The rate and times at which, and the terms and conditions upon which, dividends on the shares of the series will be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of the Corporation;

(d) Whether Preferred Shares of the series shall be subject to redemption, and the redemption price or prices (including a redemption price or prices payable in Common Shares), and the time or times at which, and the terms and conditions on which, Preferred Shares of the series may be redeemed;

(e) Whether holders of any series of Preferred Shares shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of Preferred Shares of the series and, if so entitled, the amount of such fund and the terms and conditions relative to its operation;

(f) Whether any series of Preferred Shares shall be convertible into, or exchangeable for, any Common Shares or other series of Preferred Shares of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(g) The rights, if any, of the holders of any series of Preferred Shares upon liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

(h) Whether any series of Preferred Shares shall have priority over or parity with or be junior to Preferred Shares of any other series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to Preferred Shares of any such series as to dividends or distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to Preferred Shares of such series in any respect; and

(i) Any other powers, preferences, privileges and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now and hereafter permitted by law.

3. Issuance of Preferred Shares. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of other series of Preferred Shares shall, in each case, be as fixed from time to time by the Board of Directors in resolutions adopted pursuant to authority granted in this paragraph B of Article IV, and the consent by series vote or otherwise, of the holders of such of the series of Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolutions regarding any series of Preferred Shares that the consent of the holders of a certain percentage, as fixed therein by the Board of Directors, of the outstanding Preferred Shares of such series shall be required for the issuance of any other series of Preferred Shares.

ARTICLE V

~~Sole Incorporator~~

~~W. Bruce Lunsford, whose address is Levy Building, Suite 500, 133 South Third Street, Louisville, Kentucky 40202, is the sole incorporator of the Corporation.~~

~~ARTICLE VI~~

Directors

A. Number of Directors. The affairs of the Corporation shall be managed and conducted by a Board of Directors, and unless otherwise provided in the By-Laws, the election of directors need not be by written ballot. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. A majority of the number of directors so fixed shall constitute a quorum for the transaction of business, except that any vacancy on the Board of Directors, whether created by an increase in the number of directors or otherwise, may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.

B. Power and Authority of the Board of Directors. The Board of Directors shall have such powers as are conferred on the Board of Directors by the laws of the State of Delaware. In furtherance of such powers, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, without the consent or vote of the stockholders.

~~ARTICLE VII~~

~~Initial Director~~

~~The name and mailing address of the person who is to serve as the initial Director of the Corporation is W. Bruce Lunsford, Levy Building, Suite 500, 133 South Third Street, Louisville, Kentucky 40202, who shall serve until the first annual meeting of the stockholders and until his successor in office is elected and has qualified.~~

ARTICLE VI~~II~~

Elimination of Certain Liability of Directors

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit.

ARTICLE VII~~X~~

Indemnification of Directors and Officers

A. Right to Indemnification. To the fullest extent authorized by the General Corporation Law of the State of Delaware, the Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) because he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with such Proceeding. The Corporation may provide, by action of its Board of Directors through agreement, resolution or by a provision in the By-Laws of the Corporation, indemnification of the Corporation’s employees and agents with substantially the scope and effect as the indemnification provided in this Article VII~~X~~.

B. Advancement of Expenses. Expenses incurred by such a person in his capacity as a director ~~of~~or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by the Corporation as authorized by the General Corporation Law of the State of Delaware. Expenses incurred by a person in any capacity other than as an officer or director of the Corporation may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors deems appropriate.

C. Contract Right; Non-exclusivity of Rights.

1. Contract Right. The indemnification provided for by this Article VII~~X~~ shall be a contract right and shall continue as to persons who cease to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to this Certificate of Incorporation or repeal of any Article of this Certificate of Incorporation shall increase the liability of any director or officer of the Corporation for acts or omissions of such persons occurring prior to such amendment or repeal.

2. Non-exclusivity of Rights. The right to indemnification conferred by this Article VII~~X~~ shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his official capacity and in any other capacity while holding such office.

D. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII~~X~~ or the General Corporation Law of the State of Delaware.

E. Right of Claimant to Bring Suit. If a claim under paragraph A of this Article VII~~X~~ is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of ~~condut~~conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

~~ARTICLE X~~

~~[Reserved]~~

ARTICLE ~~XI~~VIII

Consent Actions of Stockholders

Any action required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, only if a consent in writing, setting forth the actions so taken, shall be signed by the holders of at least eighty percent of all the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

ARTICLE IX~~II~~

Restrictions of Ownership and Transfer;

Designation of Excess Shares

A. (1) Definitions. For the purposes of this Article IX~~II~~, the following terms shall have the following meanings:

“Adoption Date” shall mean the date upon which the Corporation filed the Certificate of Amendment to the Certificate of Incorporation of the Corporation adding this Article IX~~II~~ with the Secretary of State of the State of Delaware.

“Beneficial Ownership” shall mean ownership of Shares by a Person who (i) would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code or (ii) would be treated as an owner of such Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Directors as the beneficiary or beneficiaries of the Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Shares” shall mean outstanding Common Shares of the Corporation as may be authorized and issued from time to time pursuant to Article IV.

“Excess Shares” shall mean Shares resulting from an event described in Section 3 of this Article IX~~II~~.

“Excess Common Shares” shall mean Common Shares that are designated as Excess Shares.

“Excess Preferred Shares” shall mean Preferred Shares that are designated as Excess Shares.

“Existing Holder” shall mean any Person who is the Beneficial Owner of Common Shares in excess of the Ownership Limit on the Adoption Date, so long as, but only so long as, such Person Beneficially Owns shares of Common Shares in excess of the Ownership Limit.

“Existing Holder Limit” for any Existing Holder shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Exiting Holder on the Adoption Date, and after any adjustment pursuant to Section A.(9) of this Article IX~~II~~ shall mean the percentage of the outstanding Common Shares so adjusted; provided, however, that the Existing Holder Limit shall be 9.9% in number of shares or value of the outstanding Common Shares of the Corporation unless, from the Adoption Date until the Ownership Limitation Termination Date, each Existing Holder does not Beneficially Own more than 9.9%, in number of shares or value, of the outstanding shares of any class or series of capital stock of one or more Tenants (other than Vencor, Inc., a Delaware corporation formerly known as Vencor Healthcare, Inc.) if the failure of rents received or accrued, directly or indirectly, by the Corporation from such Tenant(s) to qualify as “rents from real property” for purposes of Section 856(d) of the Code, would in the judgment of the Board of Directors, cause the Corporation to fail to qualify as a REIT for federal income tax purposes.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Ownership Limit” shall mean, with respect to the Common Shares for any Person other an Existing Holder, the Beneficial Ownership of nine percent (9.0%), in number of shares or value, of the outstanding Common Shares of the Corporation, and, with respect to the Preferred Shares for any Person, the Beneficial Ownership of nine and nine-tenths percent (9.9%), in number of shares or value, of the outstanding shares of any class or series of Preferred Shares of the Corporation. The value of any outstanding Common Shares or shares of any class or series of Preferred Shares of the Corporation shall be determined by the Board of Directors of the Corporation in good faith which determination shall be conclusive for all purposes hereof.

“Ownership Limit Termination Date” shall mean the first day after the date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. “Person” does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Preferred Shares” shall mean outstanding preferred shares of the Corporation as may be authorized and issued from time to time pursuant to Article IV.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section A.(2) of this Article IX~~II~~.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares, if such Transfer had been valid under Section A.(2) of this Article IX~~II~~.

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“REIT Election Date” shall mean January 1, 1999 or such other date on which the Corporation elects to be taxed as a REIT under the Code.

“Shares” shall mean the shares of the Corporation as may be authorized and issued from time to time pursuant to Article IV.

“Tenant” shall mean any Person that leases (or subleases) real property from the Corporation.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trust” shall mean the trust created pursuant to Section C.(1) of this Article IX~~II~~.

“Trustee” shall mean a Person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Directors as the trustee of the Trust.

(2) Restrictions on Ownership and Transfer.

(a) Except as provided in Section A.(12) of this Article IX~~II~~, from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person (other than, in the case of Common Shares, an Existing Holder) shall Beneficially Own Shares of any class in excess of the Ownership Limit for such class of Shares and no Existing Holder shall Beneficially Own Common Shares in excess of the Existing Holder Limit for such Existing Holder.

(b) Except as provided in Section A.(12) of this Article IX~~II~~, from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than, in the case of a Transfer of Common Shares, an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to Shares of such class shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

(c) Except as provided in Section A.(12) of this Article IX~~II~~, from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such Common Shares.

(d) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being Beneficially Owned by less than 100 Persons (determined without referring to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(e) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(3) Designation of Excess Shares.

(a) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than, in the case of Common Shares, an Existing Holder) would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as otherwise provided in Section A.(12) of this Article IX~~II~~, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

(b) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Existing Holder would Beneficially Own Common Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section A.(12) of this Article IX~~II~~, such number of Common Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

(c) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

(d) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person other than, with respect to Common Shares, an Existing Holder (the “Purchaser”) purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, the Purchaser would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section A.(12) of this Article IX~~II~~, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of Purchase. In determining which Shares are designated as Excess Shares, Shares of the relevant class Beneficially Owned by the Purchaser prior to the Purchase shall be treated as designated as Excess Shares before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

(e) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an Existing Holder purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, such Existing Holder would Beneficially Own Common Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section A.(12) of this Article IX~~II~~, such number of Common Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Common Shares are exchanged, Common Shares Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as designated as Excess Shares before any Common Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

(f) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the “Entity”) and, as a result, a Person (other than, in the case of Common Shares, an Existing Holder) holding an interest in the Entity would Beneficially Own Shares in excess of the applicable Ownership Limit with respect to such class, then except as provided in Section A.(12) of this Article IX~~II~~, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are designated as Excess Shares, Shares of the relevant class Beneficially Owned by the Entity shall be treated as designated as Excess Shares before any Shares Beneficially Owned by the Person holding an interest in Entity (independently of such Person’s interest in the Entity) are so treated.

(g) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns shares of Common Shares (the “Entity”) and, as a result, an Existing Holder would Beneficially Own Common Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section A.(12) of this Article IX~~II~~, such number of Common Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which Common Shares are designated as Excess Shares, Common Shares Beneficially Owned by the Entity shall be treated as so designated before any Common Shares Beneficially Owned by the Existing Holder (independently of such Existing Holder’s interest in the Entity) are so treated.

(h) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limit Termination Date, an event, other than an event described in Sections A.(3)(a) through (g) of this Article IX~~II~~, occurs which would, if effective, results in any Person (other than, in the case of Common Shares, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section A.(12) of this Article IX~~II~~, the smallest number of Shares Beneficially Owned by such Person which, if designated as Excess Shares, would result in such Person’s Beneficial Ownership of Shares not being in excess of such Ownership Limit, shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event.

(i) If, notwithstanding the other provisions contained in this Article IX~~II~~, at any time from the Adoption Date and prior to the Ownership Limit Termination Date, an event, other than an event described in Section A.(3)(a) through (g) of this Article IX~~II~~, occurs which would, if effective, result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section A.(12) of this Article IX~~II~~, the smallest number of Common Shares Beneficially Owned by such Existing Holder which, if designated as Excess Shares, would result in such Existing Holder’s Beneficial Ownership of Common Shares not being in excess of such Existing Holder Limit, shall be automatically designated as Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event.

(j) In addition, if a Person (the “nonreporting Person”) does not provide all of the information required by Section A.(6) of this Article IX~~II~~ and, as a result, the Corporation, but for the provisions of this paragraph, would not qualify as a REIT, then, as of the day prior to the date on which such aggregate ownership would have caused the Corporation to fail to qualify as a REIT, Shares Beneficially Owned by such Person shall be automatically designated as Excess Shares to the extent necessary to prevent the Corporation from failing to qualify as a REIT.

(4) Remedies for Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section A.(2) of this Article IX~~II~~ or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section A.(2) of this Article IX~~II~~, the Board of Directors shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections A.(2)(a) through (c) of this Article IX~~II~~ or Section A.(2)(e) of this Article IX~~II~~ shall automatically result in the designation of Excess Shares described in Section A.(3) of this Article IX~~II~~, irrespective of any action (or non-action) by the Board of Directors.

(5) Notice of Ownership or Attempted Ownership in Violation of Section A.(2). Any Person who acquires or attempts to acquire Beneficial Ownership of Shares in violation of Section A.(2) shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation’s status (or, if prior to the REIT Election Date, expected status) as a REIT.

(6) Owners Required to Provide Information. From the Adoption Date and prior to the Ownership Limitation Termination Date:

(a) every Beneficial Owner of more than 5.0% (or such other lower percentages as required pursuant to regulations under the Code) of the outstanding number or value of any class or series of

Shares shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status (or, if prior to the REIT Election Date, expected status) as a REIT.

(b) each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status (or, if prior to the REIT Election Date, expected status) as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

(7) Remedies Not Limited. Except as provided in Section E. of this Article IX~~II~~, nothing contained in this Article IX~~II~~ shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status (or, if prior to the REIT Election Date, expected status) as a REIT.

(8) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX~~II~~, including any definition contained in Section A.(1) of this Article IX~~II~~ and any ambiguity with respect to which Shares are to be designated as Excess Shares in a given situation, the Board of Directors shall have the power to determine the application of the provisions of this Article IX~~II~~ with respect to any situation based on the facts known to it.

(9) Modification of Existing Holder Limit. The Existing Holder Limit for any Existing Holder will be reduced after any transfer permitted in this Section A or any other event that reduces the percentage of the outstanding Common Shares Beneficially Owned by any Existing Holder of this Article IX~~II~~ by such Existing Holder to a Person other than an Existing Holder by the amount of Shares Transferred; but in no event shall such Existing Holder Limit be reduced to less than the Ownership Limit for Common Shares.

(10) Modification of Ownership Limit. Subject to the limitations provided in Section A.(11) of this Article IX~~II~~, the Board of Directors may from time to time increase or decrease the Ownership Limit with respect to a class of Shares.

(11) Limitations on Modifications.

(a) Neither the Ownership Limit with respect to a class of Shares nor any Existing Holder Limit may be increase (nor may any additional Existing Holder Limit be created) is, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then-existing Existing Holders) could Beneficially Own, in the aggregate, more that 49.9% of the outstanding Shares of the class of Shares to which such Ownership Limit or Existing Holder Limit relates.

(b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section A.(9) or Section A.(10) of this Article IX~~II~~, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status (or, if prior to the REIT Election Date, expected status) as a REIT.

(c) The Ownership Limit with respect to a class of Shares may not be increased to a percentage which is greater than 9.9%.

(12) Exceptions. The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel that such exemption will not cause the Corporation to fail to qualify as a REIT or such other evidence or documents as the Board of Directors deems appropriate, may exempt a Person from the Ownership Limit with respect to a class of Shares or an Existing Holder Limit, as the case may be, if the Board of Directors obtains such representations and undertakings from such Persons as the Board of Directors determines are reasonably necessary, and such Person agrees that any violation or attempted violation of such representations or undertakings will result in, to the extent necessary, the designation of Shares held by such Person as Excess Shares in accordance with Section A.(3) of this Article IX~~II~~.

B. Legend. (1) Each certificate for Common Shares shall bear the following legend:

“The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status (or, if prior to the REIT Election Date, expected status) as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person my Beneficially Own Common Shares in excess of 9.0% (or such greater percentage as may be determined by the Board of Directors) of the outstanding Common Shares of the Corporation (unless such Person is an Existing Holder). Any Person who attempts to Beneficially Own Common Shares in excess of the above limitation must immediately notify the Corporation. All capitalized terms used in this Legend have the meanings set forth in the Certificate of Incorporation of the Corporation, ~~as amended,~~ a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be automatically designated as Excess Shares which will be held in trust by the Trustee for the benefit of the Beneficiary.”

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

(2) Each certificate for Preferred Shares shall bear the following legend:

“The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status (or, if prior to the REIT Election Date, expected status) as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own Preferred Shares of any class in excess of 9.9% of the outstanding Preferred Shares of such class. Any Person who attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically designated as Excess Shares which will be held in trust by the Trustee for the benefit of the Beneficiary.”

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

C. Excess Shares.

(1) Ownership in Trust. Upon any purported Transfer or other event that results in the designation of Shares as Excess Shares pursuant to Section A.(3) of this Article IX~~II~~, such Excess Shares shall be deemed to have been transferred to the Trustee, as trustee of the Trust for the exclusive benefit of the Beneficiary. The Trust shall name a Beneficiary if one does not already exist, within five days of the discovery of any designation of any Excess Shares; provided, however, that the failure to so name a Beneficiary shall not affect the designation of Shares as Excess Shares or the transfer thereof to the Trustee. Excess Shares so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Shares except as provided in Section C.(5) of this Article IX~~II~~.

(2) Dividend Rights. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Trust for the benefit of the Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive, for each Excess Share, the lesser of (a) the amount per share of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Excess Shares, or if the Purported Record Transferee did not

give value for the Excess Shares, the Market Price of the Excess Shares on the day of the event causing the Excess Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been designated as Excess Shares shall be repaid, upon demand, to the Trust for the benefit of the Beneficiary.

(3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (a) subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Directors of the Corporation and the preferential rights of the Excess Preferred Shares, if any, each holder of Excess Common Shares shall be entitled to receive, ratably with each other holder of Common Shares and Excess Common Shares, that portion of the assets of the Corporation available for distribution to the holders of Common Shares or Excess Common Shares which bears the same relation to the total amount of such assets of the Corporation as the number of Excess Common Shares held by such holder bears to the total number of Common Shares and Excess Common Shares then outstanding, and (b) each holder of Excess Preferred Shares shall be entitled to receive that portion of the assets of the Corporation which a holder of the Preferred Shares that was exchanged for such Excess Preferred Shares would have been entitled to receive had such Preferred Shares remained outstanding. The Corporation, as holder of the Excess Shares in trust shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

(4) Voting Rights. The Trustee shall be entitled to vote the Excess Shares on behalf of the Beneficiary on any matter. Subject to Delaware law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all of the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Trustee to vote the Excess Shares for the benefit of the Beneficiary.

Notwithstanding the provisions of this Article IX~~II~~, until the Corporation has received notification that Excess Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(5) Restrictions on Transfer. Excess Shares shall be transferable only as provided in this Section C.(5) of Article IX~~II~~. At the direction of the Board of Directors, the Trustee shall transfer the Shares held in the Trust to a Person or Persons whose ownership of such Shares will not violate the Ownership Limit. If such a transfer is made to such a Person or Persons, the interest of the Beneficiary shall terminate and the proceeds of the sale shall be payable to the Purported Record Transferee and to the Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, or (b) the price received by the Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Beneficiary. The Trustee shall be under no obligation to obtain the highest possible price for the Excess Shares. Prior to any transfer of any Excess Shares by the Trustee, the Corporation must have waived in writing its purchase rights under Section C.(6) of this Article IX~~II~~. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Beneficiary.

If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares in trust and to hold such Excess Shares on behalf of the Corporation.

(6) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price on the date the Corporation, or its designee accepts such offer (the “Redemption Price”). The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in the designation of the Shares as Excess Shares and (ii) the date the Board of Directors determines in good faith that a purported Transfer or other event resulting in the designation of Excess Shares has occurred, if the Corporation does not receive a notice of any such Transfer pursuant to Section A.(5) of this Article IX~~II~~. Unless the Board of Directors determines that it is in the interests of the Corporation to make earlier payments of all of the amounts determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Directors at any time up to but not later than five years after the date the Corporation accepts the offer to purchase the Excess Shares. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

D. Severability. If any provision of this Article IX~~II~~ or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

E. New York Stock Exchange Transactions. Nothing in this Article IX~~II~~ shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Article IX~~II~~ and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX~~II~~.

F. Amendment of Article IX~~I~~I. This Article IX~~II~~ may not be amended, modified or repealed except by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all Shares of the Corporation entitled to vote generally in the election of Directors voting together as one class.

ARTICLE X

Restrictions on Constructive Ownership Relating to REIT Status

A. (1) Definitions. For the purposes of this Article X, the following terms shall have the following meanings:

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in such Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned though the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Special Excess Shares” shall mean Shares resulting from an event described in Section A.(3) of this Article X.

All other capitalized terms used in this Article X shall have the meanings, and be defined as, set forth in Article IX of this Certificate of Incorporation.

(2) Restrictions on Constructive Ownership. Except as provided in Section A.(4) of this Article X, from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person shall

Constructively Own any Shares to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such, and any Transfer that, if effective, would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such shall be void ab initio as to the Transfer of such Shares which would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such; and the intended transferee shall acquire no rights in such Shares.

(3) Designation of Special Excess Shares. If, notwithstanding the other provisions contained in this Article X or in Article IX, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer or other event (including an event described in Section A.(3)(a) through (g) of Article IX) which would, if effective, result in any Person Constructively Owning Shares in violation of Section A.(2) of this Article X, then, except as provided in Section A.(12) of Article IX, such number of Shares (rounded up to the nearest whole Share) in excess of the greatest amount of Shares as would not result in a violation of Section A.(2) of this Article X shall be automatically designated as Special Excess Shares. Such designation shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event. In determining which Shares are designated as Special Excess Shares, Shares of the relevant class directly or indirectly owned (including by a nominee) by the Person prior to (or as a result of) the purported Transfer or other event shall be treated as designated as Special Excess Shares before any Shares that would be treated as owned though the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, by the Person are so treated. Shares designated as Special Excess Shares pursuant to this Article X shall be treated as shares that were converted to Excess Shares pursuant to and for purposes of Article IX.

(4) Exceptions. The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel that such exemption will not cause the Corporation to fail to qualify as a REIT or such other evidence or documents as the Board of Directors deems appropriate, may exempt a Person from the application of this Article X if the Board of Directors obtains such representations and undertakings from such Persons as the Board of Directors determines are reasonably necessary, and such Person agrees that any violation or attempted violation of such representations or undertakings will result in, to the extent necessary, the designation of Shares held by such Person as Special Excess Shares in accordance with this Article X.

B. Severability. If any provision of this Article X or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

C. New York Stock Exchange Transactions. Nothing in this Article X shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Article X and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

D. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition contained in this Article X and any ambiguity with respect to which Shares are to be designated as Special Excess Shares in a given situation or in the treatment of such shares pursuant to Article IX, the Board of Directors shall have the power to determine the application of the provisions of this Article X with respect to any situation based on the facts known to it.”

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the Chairman, Chief Executive Officer and President and attested by the Corporate Secretary of Ventas, Inc. this             day of                     , 2007.

Ventas, Inc.

By:
Debra A. Cafaro
Chairman, Chief Executive Officer and President

ATTEST:

By:
T. Richard Riney
Corporate Secretary

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	VOTE BY TELEPHONE
Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the Web site www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Web site and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

ð
Proxy card must be signed and dated below. ß Please fold and detach card at perforation before mailing. ß

VENTAS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2007

The undersigned hereby appoints Debra A. Cafaro and Richard A. Schweinhart, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, May 16, 2007 at 111 South Wacker Drive, 29th Floor, Chicago, Illinois 60606, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on matters described in the Notice of Annual Meeting and Proxy Statement as indicated on the reverse side, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Dated , 2007

Signature(s)

Signature(s)

Please sign exactly as your name(s) appear on this proxy. Where more than one owner is shown above, each should sign. If signing in a fiduciary or representative capacity, please give your full title. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or over the Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so your shares may be represented at the Annual Meeting. If you vote by telephone or over the Internet, it is not necessary to return this proxy card.

ß Please fold and detach card at perforation before mailing. ß

VENTAS, INC.	PROXY

This Proxy will be voted as directed, but if no direction is indicated for a given proposal, the Proxy will be voted FOR that proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors: to elect seven (7) directors to terms expiring at the 2008 Annual Meeting of Stockholders:

(1) Debra A. Cafaro	(2) Douglas Crocker II	(3) Jay M. Gellert	(4) Ronald G. Geary
(5) Christopher T. Hannon	(6) Sheli Z. Rosenberg	(7) Thomas C. Theobald

☐ FOR all nominees listed above (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME ABOVE.) IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH A MANNER SO AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2.	DIRECTORS’ PROPOSAL: to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2007:

☐  FOR                             ☐  AGAINST                             ☐  ABSTAIN

3.	DIRECTORS’ PROPOSAL: to approve an amendment to the Certificate of Incorporation to increase the authorized common stock:

☐  FOR                             ☐  AGAINST                             ☐  ABSTAIN

4.	DIRECTORS’ PROPOSAL: to approve an amendment to the Certificate of Incorporation to include certain provisions limiting the constructive ownership of the capital stock in order to provide further assurances for continued compliance as a qualified real estate investment trust under U.S. federal income tax law:

☐  FOR                             ☐  AGAINST                             ☐  ABSTAIN

☐	Please check this box if you plan to attend the Annual Meeting.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE